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                                                                     EXHIBIT 3.1

                               AMENDMENT NO. 1 TO
                               PLAN AND AGREEMENT
                                       OF
                           MERGER AND REORGANIZATION
                                     AMONG
                            DIGITAL SOLUTIONS, INC.,

   DGAC I, INC., DGAC II, INC., DGAC III, INC., DGAC IV, INC., DGAC VI, INC.,
          DGAC VII, INC., DGAC VIII, INC., DGAC IX, INC., DGAC X, INC.

                                      AND

                                TEAMSTAFF, INC.,
                              TEAMSTAFF II, INC.,
                              TEAMSTAFF III, INC.,
                              TEAMSTAFF IV, INC.,
                         THE TEAMSTAFF COMPANIES, INC.,
                        TEAMSTAFF HOLDING COMPANY, INC.,
                        EMPLOYER SUPPORT SERVICES, INC.,
                            TEAMSTAFF U.S.A., INC.,
                      TEAMSTAFF INSURANCE SERVICES, INC.,

                                      AND

                                WARREN M. CASON,
                               DOROTHY C. CASON,
                               KIRK A. SCOGGINS,

                     MELISSA C. SCOGGINS, AS TRUSTEE OF THE
                      KIRK ALLAN SCOGGINS 1997 THREE YEAR
                 GRANTOR RETAINED ANNUITY TRUST, DATED 7/1/97,

                    WARREN M. CASON, JR., AS TRUSTEE OF THE
                        DOROTHY C. CASON 1997 THREE YEAR
                 GRANTOR RETAINED ANNUITY TRUST, DATED 7/1/97,

                          Dated as of January 21, 1999
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                    AMENDMENT NO. 1 TO PLAN AND AGREEMENT OF
                           MERGER AND REORGANIZATION

     This Amendment No. 1 dated as of January 21, 1999 is entered into by and among Digital Solutions, Inc., a New Jersey corporation with its principal address at 300 Atrium Drive, Somerset, New Jersey 08873 ("Digital"), DGAC I, Inc. ("DGACI"), DGAC II, Inc., ("DGACII"), DGAC III, Inc., ("DGACIII"), DGAC IV, Inc., ("DGACIV"), DGAC VI, Inc., ("DGACVI"), DGAC VII, Inc., ("DGACVII"), DGAC VIII, Inc., ("DGACVIII"), DGAC IX, Inc., ("DGACIX"), DGAC X, Inc., ("DGACX"), each a Florida corporation and a direct wholly-owned subsidiary of Digital with its principal address at 300 Atrium Drive, Somerset, New Jersey 08873 (collectively, DGACI, DGACII, DGACIII, DGACIV, DGACVI, DGACVII, DGACVIII, DGACIX, DGACX are referred to as the "Merger Corporations"), TeamStaff Holding Company, Inc. ("THC"), The TeamStaff Companies, Inc. ("TSC"), Employer Support Services, Inc. ("ESS"), TeamStaff U.S.A., Inc. ("TUSA"), TeamStaff, Inc. ("TSI"), TeamStaff II, Inc. ("TSI II"), TeamStaff III, Inc. ("TSI III"), TeamStaff IV, Inc. ("TSIV") and TeamStaff Insurance Services, Inc. ("TIS"), each a Florida corporation with its principal address at 1211 N. Westshore Blvd., Suite 806, Tampa, Florida 33607 (collectively, THC, TSC, ESS, TUSA, TSI, TSII, TSIII and TSIV are referred to as the ("TeamStaff Entities"), Warren M. Cason ("WC"), Dorothy C. Cason ("DC"), Kirk A. Scoggins ("KS"), Melissa C. Scoggins, as trustee of the Kirk Allan Scoggins 1997 Three Year Grantor Retained Annuity Trust, dated July 1, 1997 (the "WC Trust") and Warren M. Cason, Jr., as trustee of the Dorothy C. Cason 1997 Three Year Grantor Retained Annuity Trust, dated July 1, 1997 (the "DC Trust") WC, DC, KS, the KS Trust and the DC Trust are collectively referred to in this Agreement as the "Seller"). Digital, the Merger Corporations, the TeamStaff Entities and the Sellers are referred to as the "Parties"

     WHEREAS, the Parties have entered into certain Plan and Agreement of Merger and Reorganization (the "Original Agreement") dated as of October 29, 1998;

     WHEREAS, the Parties have determined it to be in their best interests to resolve certain matters related to the Original Agreement and to amend certain terms and conditions contained therein.

     NOW THEREFORE, in consideration of the foregoing, the Parties hereby agree as follows:

     1. All terms not otherwise defined herein shall have the meanings ascribed to such terms in the Original Agreement.

     2. The definition of Escrow Market price is hereby amended in its entirety to read as follows:

              "Escrow Market Price" means $1.34 per Digital Share.

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3.   Section 2(b) is hereby amended in its entirety to read as follows:

         (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall be deemed to have occurred on January 25, 1999 at the offices of Goldstein & DiGioia LLP at 369 Lexington Avenue in New York, New York (the "Closing Date"). All documents, certificates and agreements delivered by the Parties in connection with the Closing shall be deemed, notwithstanding any other date stated in such documents, certificates or agreements, to be dated as of the Closing Date.

4. Sections 2(d)(ii) and (iii) shall be deemed amended in their entirety to read as follows:

     (d) Effect of Merger.

         (ii) Articles of Incorporation. The Articles of Incorporation of the respective TeamStaff Entities in effect at the Effective Time shall remain the Articles of Incorporation of the Surviving Corporations without any modification or amendment in the Mergers.

         (iii) Bylaws. The Bylaws of the respective TeamStaff Entities in effect at the Effective Time shall remain the Bylaws of the Surviving Corporations without any modification or amendment in the Mergers.

5.   Section 7(a)(xi) is hereby amended in its entirety to read as follows:

         (xi) Digital shall have received from the Sellers three separate duly executed escrow agreements (collectively the "Escrow Agreements"), substantially in the form of Exhibit H annexed hereto, together with stock certificates and stock powers properly executed, to effect the following:
     (i) in order to provide security for payment by the Sellers of any Adverse Consequences for which Digital is entitled to indemnification for breach of any representation or warranty other than as set forth in clauses (ii) and
     (iii) below, such number of Digital Shares received by the Sellers as Merger Consideration as shall equal the quotient determined by dividing $525,000 by the Escrow Market Price of the Digital Shares; (ii) in order to provide security for payment by the Sellers of any Adverse Consequences for which Digital is entitled to indemnification with respect to amounts in excess of the reserve for USEC as set forth on the Financial Statements of the TeamStaff Entities such number of Digital Shares received by the Sellers as Merger Consideration as shall equal the quotient determined by dividing $1,222,213 by the Escrow Market Price of the Digital Shares; provided, however, that the initial $50,000 of legal fees incurred by Digital and the TeamStaff Entities after the Closing for settlement of the USEC litigation shall not be deemed Adverse Consequences; and (iii) in order to provide security for payment by the Sellers of any Adverse Consequences with respect to liability emanating from the CIGNA medical insurance policy, such number of Digital Shares received by the Sellers as Merger Consideration as shall equal the quotient determined by dividing $225,000 by the Escrow Market Price of the Digital Shares.

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6.   Section 8(a) is hereby amended in its entirety to read as follows:

          (a) Survival of Representations and Warranties. All of the representations and warranties of the Sellers contained in Section 4 of this Agreement shall survive the Closing hereunder (unless Digital had received from Sellers written notice of any misrepresentation or breach of warranty prior to the time of Closing and expressly waived in writing such breach or misrepresentation) and continue in full force and effect for a period of 18 months from the Closing Date; provided, however, representations and warranties set forth in Section 4(x) regarding USEC shall continue in full force and effect until the third anniversary of the Closing Date.

7.   Section 8(b) is hereby amended in its entirety to read as follows:

          (b) Indemnification Provisions for Benefit of Digital. In the event any of the Sellers breaches (or in the event any third party alleges facts that, if true, would mean any of the Sellers has breached) any of their representations, warranties, and covenants contained herein, and if there is an applicable survival period pursuant to Section 8(a) above, provided that Digital makes a written claim for indemnification against any of the Sellers pursuant to Section 10(g) below within such survival period, then each of the Sellers agrees to indemnify Digital from and against the entirety of any Adverse Consequences Digital may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Digital may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, however, that the Sellers shall not have any obligation to indemnify Digital from and against any Adverse Consequences caused proximately by the breach of any representation or warranty of the Sellers contained in Section 4 above until Digital has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $100,000 aggregate threshold (the "Threshold") and such indemnification shall be made by the Sellers only to the extent of any excess over the Threshold. The maximum Liability that will be payable to Digital by the Sellers pursuant to this Section 8(b) shall be limited as follows (i) for any Adverse Consequences for which Digital is entitled to indemnification for the breach of any representation or warranty other than as set forth in clauses (ii) or (iii) below, the sum of $525,000; and (ii) for any Adverse Consequences for which Digital is entitled to indemnification with respect to amounts in excess of the reserve for USEC as set forth on the Financial Statements of the TeamStaff Entities, the sum of $1,222,213; provided, however, that the initial $50,000 of legal fees incurred by Digital and the TeamStaff Entities after the Closing for settlement of the USEC litigation shall not be deemed Adverse Consequences; and (iii) for any Adverse Consequences for which Digital is entitled to indemnification with respect to liability emanating from the CIGNA medical insurance policy, the sum of $225,000; provided, however, in the event that a court of competent jurisdiction determines that the Sellers committed fraud with respect to any representation or warranty, then Digital shall have the right to indemnification from the Seller or Sellers who has or have committed


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      such fraud for the full amount of any Adverse Consequences suffered by
      Digital as a result of such fraud. Any liability incurred by the Sellers pursuant to the terms of this paragraph 8(b) shall be paid by the Sellers to Digital in cash within 30 days of written demand therefor by Digital; provided, that in the event such demand shall be served by Digital within one year from the Closing, the Sellers may, at the option of Digital, pay such liability by a note payable to the order of Digital bearing interest at a rate equal to the prime rate plus 5% per annum, and payable 90 days after the first anniversary of the Closing.

8. All other terms of the Original Agreement shall remain in full force and effect.

     This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 1 as of the date first above written.


                                           DIGITAL SOLUTIONS, INC.

                                           By:
                                              ------------------------
                                                Name:
                                                Title

THE TEAMSTAFF COMPANIES, INC.

By:
   --------------------------
        Kirk A. Scoggins
        President


TEAMSTAFF HOLDING COMPANY, INC.

By:
   --------------------------
        Kirk A. Scoggins
        President

EMPLOYER SUPPORT SERVICES, INC.

By:
   --------------------------
        Kirk A. Scoggins
        President

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     IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 1 as of the date first above written.


TEAMSTAFF, INC.

By:
    ------------------------------------
       Kirk A. Scoggins
       President

TEAMSTAFF USA, INC.

By:
    ------------------------------------
       Kirk A. Scoggins
       President


TEAMSTAFF II, INC.

By:
    ------------------------------------
       Kirk A. Scoggins
       President


TEAMSTAFF III, INC.

By:
    ------------------------------------
       Kirk A. Scoggins
       President


TEAMSTAFF IV, INC.

By:
    ------------------------------------
       Kirk A. Scoggins
       President


TEAMSTAFF INSURANCE SERVICES, INC.

By:
    ------------------------------------
       Kirk A. Scoggins
       President

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     IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 1 as of the date first above written.

SHAREHOLDERS:


----------------------------------
Warren M. Cason, Shareholder


----------------------------------
Dorothy C. Cason, Shareholder


----------------------------------
Kirk A. Scoggins, Shareholder


----------------------------------
Melissa C. Scoggins, as Trustee of the Kirk
Allan Scoggins 1997 Three Year Grantor
Retained Annuity Trust, dated 7/1/97,
Shareholder


----------------------------------
Warren M. Cason, Jr., Trustee of the
Dorothy C. Cason 1997 Three Year Grantor
Retained Annuity Trust, dated 7/1/97,
Shareholder

DGAC I, INC.                            DGAC II, INC.

By:                                     By:
   ---------------------------             --------------------------
      Name:                                   Name:
      Title:                                  Title:

DGAC III, INC.                          DGAC IV, INC.

By:                                     By:
   ---------------------------             ---------------------------
      Name:                                   Name:
      Title:                                  Title:

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     IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 1 as of the date first above written.



DGAC VI, INC.

By: ____________________________
     Name:
     Title:



DGAC VII, INC.                           DGAC VIII, INC.

By: ____________________________        By: ____________________________

     Name:                                   Name:
     Title:                                  Title:




DGAC IX, INC.                           DGAC X, INC.

By: ____________________________        By: ____________________________

     Name:                                   Name:
     Title:                                  Title:








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